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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): JUNE 28, 1996

                          MERIDIAN NATIONAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)

    Delaware                  0-14203                      34-1470518
 (State or Other          (Commission File               (IRS Employer
 Jurisdiction of               Number)               Identification No.)
 Incorporation)

    805 Chicago Street, Toledo, Ohio                                43611
(Address of Principal Executive Offices)                          (Zip Code)

  Registrant's telephone number, including area code:  (419) 729-3918


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ITEM 5.  OTHER EVENTS

         Effective June 28, 1996, Meridian National Company (the "Company") executed an agreement to repay a note payable to Haden Purification, Inc. The terms of the agreement included, among other things, settlement of the note payable which had a balance due of $674,000 at June 28, 1996, for a payment of $350,000 made in July 1996 in full satisfaction of all principal and interest due under this note. The $329,000 gain on extinguishment of debt is classified as an extraordinary gain in the accompanying income statement.

         Additionally, on July 5, 1996, the Company sold all of the property and equipment of Meridian Environmental Services, Inc. ("MES"), a wholly-owned subsidiary which operated the Company's waste acid recycling and disposal business. The assets were sold for $700,000 to a new company formed by the former management of MES. Of the $700,000 purchase price, $200,000 is represented by notes due from the purchaser, payable in varying installments over a period of five years. Of the $395,000 gain on the sale of the assets, $195,000 has been recognized currently in the accompanying income statement and the remainder will be recognized as the notes are collected.

         Due to the completion of the above transactions and the resultant gains thereon, the Company's stockholders' equity as of July 31, 1996 has been increased to $1,530,612. Attached as Exhibit 1 are the unaudited condensed financial statements of the Company for the two month period ended July 31, 1996.


ITEM 7.  EXHIBITS

         Additional exhibit
         ------------------

         1 Meridian National Corporation Condensed Financial Statements (Unaudited):

              Balance Sheets at July 31, 1996 and February 29, 1996

              For the two months ended July 31, 1996:
                   Statement of Operations
                   Statement of Changes in Stockholders' Equity

              Note to Financial Statements
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MERIDIAN NATIONAL CORPORATION

Dated:  August 28, 1996            By: /s/ James L. Rosino
                                       -------------------------
                                       James L. Rosino
                                       Vice President, Finance